EXHIBIT 99.1

VCA Antech, Inc. Reports Second Quarter 2009 Results and Updates Financial Guidance for 2009

      * Second quarter revenue increased 3.1% to $344.9
      * Second quarter diluted earnings per share of $0.44
      * Second quarter adjusted diluted earnings per share of $0.48

LOS ANGELES, July 23, 2009 (GLOBE NEWSWIRE) -- VCA Antech, Inc. (Nasdaq:WOOF), a leading animal healthcare company in the United States, today reported diluted earnings per share of $0.44 for the second quarter ended June 30, 2009.

The second quarter of 2009 included a non-cash charge of $5.3 million, or $3.2 million after tax, and $0.04 per diluted share related to the write-off of an internal-use software project due to the failure of the project to reach development milestones and the company's decision to pursue alternative solutions. Excluding this charge, adjusted diluted earnings per share increased 2.1% to $0.48.

For the six months ended June 30, 2009 diluted earnings per share was $0.81. Excluding the write-off, adjusted diluted earnings per share increased 2.4% to $0.85.

Bob Antin, Chairman and CEO, stated, "I am pleased with our company's performance in the second quarter of 2009. Despite the ongoing challenges presented by the current economic environment, we have upheld our long history of revenue and earnings growth as a result of our continued focus on our core business strategy and successful efforts to manage expenses. Our revenue increased 3.1%, our adjusted net income increased 1.6% and our adjusted diluted earnings per share increased 2.1%.

"Animal hospital revenue in the second quarter increased 4.1% to $261.3 million driven by acquisitions made in the past twelve months. Our animal hospital gross margin was 20.3% compared to 21.0% in the prior year and our operating margin was 18.2% compared to 18.7% in the prior year. Our same-store revenue declined 3.3% during the quarter however we successfully held our same-store gross profit margin of 20.9% to a decline of only 30 basis points.

"We made five acquisitions during the quarter with historical combined annual revenue of $12.1 million. In addition, on July 1, 2009, we completed the merger of Eklin Medical Systems, Inc., with our Sound Technologies business. Eklin is a leading seller of digital radiology, ultrasound and practice management software systems in the veterinary market.

"Laboratory revenue in the second quarter increased 1.2% to $82.8 million. Our laboratory internal revenue growth was 0.6%. Our laboratory gross profit margin was 49.5% compared to 49.9% in the prior year and our operating margin was 42.7% compared to 43.6% in the prior year."

2009 Financial Guidance

We revise our financial guidance as follows:

  *  Diluted earnings per common share from $1.52 to $1.56 or adjusted diluted earnings per common share from $1.56 to $1.60.

Non-GAAP Financial Measures

We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted net income and adjusted diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

Management uses adjusted measures because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends. For the three and six months ended June 30, 2009, we adjusted our reported amounts for the aforementioned write-off of $5.3 million, or $3.2 million after tax.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

Conference Call

We will discuss our company's second quarter 2009 financial results during a conference call today, July 23, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (888) 318-7470. Interested parties should call at least 10 minutes prior to the start of the call to register.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may and likely will differ materially from this forward looking information. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the impact of adverse trends in the general economy on the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to increase revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for any of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill and other intangible assets; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2008 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.

The VCA Antech, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4252

                          VCA Antech, Inc.
                 Consolidated Income Statements
         (Unaudited - In thousands, except per share amounts)

                       Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                     ----------------------    -----------------------
                        2009         2008         2009         2008
                     ---------    ---------    ---------    ---------
 Revenue:
   Animal hospital   $ 261,287    $ 251,001    $ 499,645    $ 477,101
   Laboratory           82,811       81,840      160,300      158,569
   Medical
    technology          10,628       11,838       19,786       25,687
   Intercompany         (9,850)     (10,245)     (19,005)     (19,091)
                     ---------    ---------    ---------    ---------
                       344,876      334,434      660,726      642,266
                     ---------    ---------    ---------    ---------

 Direct costs          247,264      237,468      480,673      462,269

 Gross profit:
   Animal hospital      53,133       52,620       96,297       93,757
   Laboratory           41,030       40,874       77,036       78,216
   Medical
    technology           3,833        4,222        7,358        9,135
   Intercompany           (384)        (750)        (638)      (1,111)
                     ---------    ---------    ---------    ---------
                        97,612       96,966      180,053      179,997
                     ---------    ---------    ---------    ---------
 Selling, general
  and
  administrative
  expense:
   Animal hospital       5,378        5,694       10,762       11,172
   Laboratory            5,644        5,185       11,211       10,136
   Medical
    technology           2,658        2,948        5,742        6,382
   Corporate             9,525        8,982       18,679       18,297
                     ---------    ---------    ---------    ---------
                        23,205       22,809       46,394       45,987
                     ---------    ---------    ---------    ---------
 Write-off of
  internal-use
  software               5,271           --        5,271           --
 Loss (gain) on
  sale of assets           172          127          (76)         (57)
                     ---------    ---------    ---------    ---------
 Operating income       68,964       74,030      128,464      134,067

 Interest expense,
   net                   5,726        7,045       11,844       14,660
 Other income              (20)        (309)        (130)        (132)
                     ---------    ---------    ---------    ---------
 Income before
  provision for
  income taxes          63,258       67,294      116,750      119,539
 Provision for
   income taxes         24,290       25,893       44,901       45,979
                     ---------    ---------    ---------    ---------
 Net income             38,968       41,401       71,849       73,560
                     ---------    ---------    ---------    ---------
 Net income
   attributable to
   noncontrolling
   interests             1,223        1,084        2,134        2,041
                     ---------    ---------    ---------    ---------
 Net income
   attributable to
   VCA Antech, Inc.   $ 37,745     $ 40,317     $ 69,715     $ 71,519
                    ==========    =========    =========    =========
 Diluted earnings
   per share            $ 0.44       $ 0.47       $ 0.81       $ 0.83
                    ==========    =========    =========    =========
 Shares used for
  computing
  diluted
  earnings per
   share                85,937       85,725       85,629       85,805
                    ==========    =========    =========    =========

                           VCA Antech, Inc.
                      Consolidated Balance Sheets
                      (Unaudited - In thousands)

                                            June 30,       December 31,
                                              2009            2008
                                          -----------      -----------
                              Assets
 Current assets:
   Cash and cash equivalents                $ 138,895         $ 88,959
   Trade accounts receivable, net              49,169           43,453
   Inventory                                   26,322           26,631
   Prepaid expenses and other                  19,689           18,800
   Deferred income taxes                       16,980           15,938
   Prepaid income taxes                         4,105            5,287
                                          -----------      -----------
     Total current assets                     255,160          199,068
 Property and equipment, net                  276,663          263,443
 Other assets:
   Goodwill                                   951,701          922,057
   Other intangible assets, net                36,195           35,645
   Notes receivable, net                        4,660           12,893
   Deferred financing costs, net                  826            1,067
   Other                                       17,699           14,865
                                          -----------      -----------
     Total assets                         $ 1,542,904      $ 1,449,038
                                          ===========      ===========

                          Liabilities and Equity
 Current liabilities:
   Current portion of long-term
    obligations                               $ 8,178          $ 7,771
   Accounts payable                            28,967           26,087
   Accrued payroll and related
    liabilities                                43,150           42,840
   Other accrued liabilities                   42,237           46,424
                                          -----------      -----------
     Total current liabilities                122,532          123,122
 Long-term obligations, less current
  portion                                     540,682          544,860
 Deferred income taxes                         61,295           47,331
 Other liabilities                              9,408            9,890
 VCA Antech, Inc. stockholders'
  equity:
   Common stock                                    85               85
   Additional paid-in capital                 316,772          308,674
   Accumulated earnings                       478,297          408,582
   Accumulated other comprehensive
    loss                                       (3,094)          (6,352)
                                          -----------      -----------
     Total VCA Antech, Inc.
      stockholders' equity                    792,060          710,989
                                          -----------      -----------
 Noncontrolling interest                       16,927           12,846
                                          -----------      -----------
     Total equity                             808,987          723,835
                                          -----------      -----------
     Total liabilities and equity         $ 1,542,904      $ 1,449,038
                                          ===========      ===========

                           VCA Antech, Inc.
                Consolidated Statements of Cash Flows
                      (Unaudited - In thousands)

                                                Six Months Ended
                                                     June 30,
                                            --------------------------
                                               2009             2008
                                            ---------         --------
 Cash flows from operating activities:
   Net income                                $ 71,849         $ 73,560
   Adjustments to reconcile net income
    to net cash provided by operating
    activities:
     Depreciation and amortization             18,840           15,325
     Amortization of debt issue costs             241              233
     Provision for uncollectible
      accounts                                  2,936            2,008
     Gain on sale of assets                       (76)             (57)
     Share-based compensation                   3,920            3,322
     Deferred income taxes                     10,944            5,431
     Excess tax benefit from exercise
      of stock options                           (154)            (355)
     Write-off of internal-use software         5,271               --
     Other                                       (218)            (246)
 Changes in operating assets and
  liabilities:
   Accounts receivable                         (7,989)          (8,004)
   Inventory, prepaid expenses and
    other assets                               (2,929)          (4,519)
   Accounts payable and other accrued
    liabilities                                 4,357            2,307
   Accrued payroll and related
    liabilities                                 2,134            1,465
   Income taxes                                 1,073           10,979
                                            ---------         --------
     Net cash provided by operating
      activities                              110,199          101,449
                                            ---------         --------
 Cash flows from investing activities:
   Business acquisitions, net of cash
    acquired                                  (28,144)         (80,367)
   Real estate acquired in connection
    with business acquisitions                 (3,828)         (13,098)
   Property and equipment additions           (25,208)         (25,543)
   Proceeds from sale of assets                   108            1,753
   Other                                         (281)         (14,987)
                                            ---------         --------
     Net cash used in investing
      activities                              (57,353)        (132,242)
                                            ---------         --------
 Cash flows from financing activities:
   Repayment of long-term obligations          (3,899)          (3,925)
   Distributions to noncontrolling
    interest partners                          (1,493)          (1,456)
   Proceeds from issuance of common
    stock under stock option plans              2,895              892
   Excess tax benefit from exercise of
    stock options                                 154              355
   Stock repurchases                             (549)              --
                                            ---------         --------
     Net cash used in financing
      activities                               (2,892)          (4,134)
                                            ---------         --------
 Effect of currency exchange rate
  changes on cash and cash equivalents            (18)             (15)
                                            ---------         --------
 Increase (decrease) in cash and cash
   equivalents                                 49,936          (34,942)
 Cash and cash equivalents at
  beginning of period                          88,959          110,866
                                            ---------         --------
 Cash and cash equivalents at end of
  period                                    $ 138,895         $ 75,924
                                            =========         ========

                            VCA Antech, Inc.
                      Supplemental Operating Data
        (Unaudited - In thousands, except per share amounts)

 Table #1
 Reconciliation of net
  income to adjusted
  net income           Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                     ----------------------   ------------------------
                       2009          2008        2009           2008
                     --------      --------   ---------      ---------
 Net income
  attributable to
  VCA Antech, Inc.   $ 37,745      $ 40,317    $ 69,715       $ 71,519
   Write-off of
    internal-use
    software            5,271            --       5,271             --
   Tax benefit
    from
    write-off of
    internal-use
    software(1)        (2,051)           --      (2,051)            --
                     --------      --------   ---------      ---------
 Adjusted net
  income
  attributable
  to VCA
  Antech, Inc.       $ 40,965      $ 40,317    $ 72,935       $ 71,519
                     ========      ========    ========       ========
 --------------------
 (1) The rate used to calculate the tax benefit is the statutory tax rate for the year.

 Table #2
 Reconciliation of diluted
  earnings per share to
  adjusted diluted
  earnings per share   Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                     ----------------------   ------------------------
                       2009          2008        2009           2008
                     --------      --------   ---------      ---------
 Diluted earnings
  per share            $ 0.44        $ 0.47      $ 0.81         $ 0.83
   Impact of
    internal-use
    software
    write-off,
    net of tax           0.04            --        0.04            --
                     --------      --------   ---------      ---------
 Adjusted diluted
  earnings per
  share                $ 0.48        $ 0.47      $ 0.85         $ 0.83
                     ========      ========   =========      =========
 Shares used for
  computing
  adjusted
  diluted earnings
  per share            85,937        85,725      85,629         85,805
                     ========      ========   =========      =========

 Table #3
 Reconciliation of
  operating income to
  adjusted income      Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                     ----------------------   ------------------------
                       2009          2008        2009           2008
                     --------      --------   ---------      ---------
 Consolidated
  operating
  income             $ 68,964      $ 74,030   $ 128,464      $ 134,067
   Write-off of
   internal-use
   software             5,271            --       5,271             --
                     --------      --------   ---------      ---------
 Consolidated
  adjusted
  operating income   $ 74,235      $ 74,030   $ 133,735      $ 134,067
                     ========      ========   =========      =========
 Consolidated
  adjusted
  operating margin       21.5%         22.1%       20.2%          20.9%

                          VCA Antech, Inc.
            Supplemental Operating Data - (Continued)
                      (Unaudited - In thousands)

 Table #4
 Selected consolidated balance sheet data
                                                      As of
                                              ------------------------
                                               June 30,      Dec. 31,
                                                 2009          2008
                                              ---------     ----------
 Debt:
   Senior term notes                          $ 519,585     $ 522,282
   Other debt and
    capital leases                               29,275        30,349
   Revolving
    credit facility                                  --            --
                                              ---------     ---------
     Total debt                               $ 548,860     $ 552,631
                                              =========     =========

 Table #5
 Selected expense data

                      Three Months Ended        Six Months Ended
                          June 30,                   June 30,
                   ----------------------      ----------------------
                     2009          2008          2009          2008
                   --------      --------      --------      --------

 Rent expense      $ 11,758      $ 10,438      $ 23,167      $ 20,479
                   ========      ========      ========      ========
 Depreciation
  and amortization
  included in
  direct costs:
   Animal
    hospital        $ 6,483       $ 5,439      $ 12,702      $ 10,222
   Laboratory         2,265         1,793         4,433         3,425
   Medical
    technology          155           313           307           620
   Intercompany        (200)         (139)         (387)         (262)
                   --------      --------      --------      --------
                   $  8,703       $ 7,406      $ 17,055      $ 14,005
 Depreciation
  and amortization
  included in
  selling,
  general
  and administrative
  expense               985           656         1,785         1,320
                   --------      --------      --------      --------
 Total
  depreciation
  and
  amortization       $9,688      $  8,062      $ 18,840      $ 15,325
                   ========      ========      ========      ========
 Share-based
  compensation
  included in
  direct costs:
   Laboratory      $    150      $    219      $    305      $    392
 Share-based
  compensation
  included in
  selling,
  general and
  administrative
  expense:
   Animal
    hospital            360           456           731           789
   Laboratory           297           303           598           505
   Medical
    technology           67            54           142            87
   Corporate          1,070           981         2,144         1,549
                   --------      --------      --------      --------
                      1,794         1,794         3,615         2,930
                   --------      --------      --------      --------
     Total
      share-based
      compensation $  1,944      $  2,013      $  3,920      $  3,322
                   ========      ========      ========      ========

CONTACT:  VCA Antech, Inc.
          Tomas Fuller, Chief Financial Officer
          (310) 571-6505